UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8–K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 3, 2018 (December 27, 2017)

EV Energy Partners, L.P.

(Exact name of registrant as specified in charter)

Delaware (State of Incorporation)	001-33024 (Commission File No.)	20–4745690 (I.R.S. Employer Identification No.)

1001 Fannin, Suite 800, Houston, Texas (Address of Principal Executive Offices)	77002 (Zip Code)

Registrant’s telephone number, including area code: (713) 651–1144

 _______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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Item 3.01. Notice of Delisting or Failure to Satisfy Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, on July 17, 2017, EV Energy Partners, L.P. (the “Company”) received a letter from the listing qualifications department staff of the NASDAQ Stock Market (“NASDAQ”) notifying the Company that for the 30 consecutive trading days preceding July 17, 2017 the bid price of the Company's common units had closed below $1.00 per share, the minimum closing bid price required by the continued listing requirements of NASDAQ listing rule 5450(a)(1).  The Company was initially provided 180 calendar days, or until January 15, 2018, to regain compliance with the minimum bid price rule.

 On December 27, 2017, the Company applied to transfer from the Nasdaq Global Market to the NASDAQ Capital Market and requested an additional 180-day grace period to regain compliance with NASDAQ's minimum bid price requirement because the Company's units have continued to trade below the $1.00 minimum closing bid price.  The Company believes that it meets the criteria for listing on the NASDAQ Capital Market, and accordingly it expects that NASDAQ will approve its transfer request and grant it an additional 180-day extension period.  In connection with the transfer request, the Company has provided NASDAQ with written assurance that it intends to implement a reverse unit split if the closing bid price of its securities is not at least $1 for a minimum of 10 consecutive business days during the extension period.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EV Energy Partners, L.P.

Dated: January 3, 2018	By: /s/ NICHOLAS BOBROWSKI
Nicholas Bobrowski
Chief Financial Officer of EV Management LLC,
General partner of EV Energy GP, L.P.,
General partner of EV Energy Partners, L.P.

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